EXHIBIT 10.3

COINSTAR, INC.

2000 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

1. Purposes.

(a) The purpose of the Plan is to provide a means by which selected Employees and Directors and Consultants may be given an opportunity to benefit from increases in value of the common stock of the Company (“Common Stock”) through the granting of (i) Options, and (ii) Stock Awards.

(b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c) The Company intends that the Awards issued under the Plan shall, in the discretion of the Board or any committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof or (ii) Stock Awards granted pursuant to Section 7 hereof. All Options shall be in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2. Definitions.

(a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

(b) “Award” means any Option or Stock Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Company” means Coinstar, Inc., a Delaware corporation.

(f) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render bona fide consulting services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(g) “Continuous Status as an Employee, Director or Consultant” means the employment or relationship as an Employee, Director or Consultant is not interrupted or terminated. The Plan Administrator, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Plan Administrator, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

(h) “Director” means a member of the Board.

(i) “Employee” means any person employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

(1)	If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

(2)	In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(l) “Officer” means a person who is an officer of the Company within the meaning of Nasdaq Marketplace Rule 4460(i)(1)(A).

(m) “Option” means a stock option granted pursuant to the Plan that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(n) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(p) “Participant” means the person to whom an Award is granted.

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(o) “Plan” means this Coinstar, Inc. 2000 Amended and Restated Equity Incentive Plan.

(p) “Plan Administrator” has the meaning set forth in subsection 3(6) of the Plan.

(q) “Stock Award” means an Award of shares of Common Stock or units denominated in Common Stock granted under Section 7, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

(r) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3. Administration.

(a) The Board shall administer the Plan unless and until the Board delegates administration to a committee or a subcommittee, as provided in subsection 3(c).

(b) The Board, or the Plan Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1)	To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; whether an Award will be an Option, a Stock Award or a combination of the foregoing; and the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Award and the number of shares with respect to which an Award shall be granted to each such person.

(2)	To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Plan Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award or Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(3)	To amend the Plan or an Award as provided in Section 12.

(4)	To permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

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(5)	Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company, which are not in conflict with the provisions of the Plan.

(c) The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more independent members of the Board (a “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) ”outside directors” as contemplated by Section 162(m) of the Code and (b) ”nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the Plan Administrator may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. Furthermore, to the extent not inconsistent with applicable law, the Plan Administrator may authorize one or more executive officers of the Company, to grant Awards to certain eligible individuals in such amounts and at an exercise price as specifically prescribed by the Plan Administrator.

4. Shares Subject to the Plan.

(a) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Awards shall not exceed in the aggregate Seven Hundred Seventy Thousand (770,000) shares of Common Stock. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of restricted stock awarded pursuant to Section 7), the stock not acquired under such Stock shall revert to and again become available for issuance under the Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(c) During the first three-year period commencing on the effective date of the Plan, Officers and Directors of the Company shall not receive Options for more than 40% of the shares of Common Stock underlying Options that are granted during such three-year period. Thereafter, on an annual basis, Officers and Directors of the Company shall not receive Options for more than 40% of the shares of Common Stock underlying Options that are granted during such one-year period.

(d) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, not more than an aggregate of 100,000 shares shall be available for issuance pursuant to grants of Stock Awards under the Plan.

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5. Eligibility.

Awards may be granted only to Employees, Directors or Consultants.

6. Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Price. The exercise price of each Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option.

(c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or with a check at the time the Option is exercised, or (ii) at the discretion of the Plan Administrator, (A) by tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Employee or Consultant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option, (B) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or (C) such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant in acquiring shares of Common Stock pursuant to an Option granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the date the Option is granted or at any time before the acquisition of Common Stock pursuant to the Option, (i) the payment by a Participant of the purchase price of the Common Stock with a promissory note or (ii) the guarantee by the Company of a loan obtained by the Participant from a third party. Such notes or loans must be at such terms as are necessary to avoid changes to the Company’s earnings for financial reporting purposes. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms if any loans or loan guarantees, including the interest rate and terms of and security for repayment.

(d) Transferability. An Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of an Option, the Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

(e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(f) Termination of Employment or Relationship as an Employee, Director or Consultant. In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Participant’s death or disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Participant’s Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

A Participant’s Option Agreement may also provide that if the exercise of the Option following the termination of the Participant’s Continuous Status as an Employee, Director or Consultant (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three months after the termination of the Participant’s Continuous Status as an

Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

(g) Disability of Participant. In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant’s disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(h) Death of Participant. In the event of the death of a Participant during, or within a period specified in the Option after the termination of, the Participant’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Participant was entitled to exercise the Option at the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Participant’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(i) Repricing of Options. Except for adjustments made pursuant to Section 11, the exercise price of outstanding Options may not be adjusted without stockholder approval.

7. Stock Awards.

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total stockholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the Stock Award Agreement.

The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant’s employment or service relationship.

(a) Issuance of Shares. Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

(b) Waiver of Restrictions. Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

8. Covenants of the Company.

(a) During the terms of the Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Awards.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the “Securities Act”) either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Awards unless and until such authority is obtained.

9. Use of Proceeds from Stock.

Proceeds from the sale of stock pursuant to Awards shall constitute general funds of the Company.

10. Miscellaneous.

(a) The Plan Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest pursuant to subsection 6(e) or 7(d), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Neither an Employee, Director nor a Consultant nor any person to whom an Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Award unless and until such person has satisfied all requirements for exercise of the Award pursuant to its terms.

(c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Consultant or other holder of Awards any right to continue in the employ of the Company or any Affiliate or to continue serving as an Employee, Consultant and Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant’s agreement with the Company or Affiliate or service as a Director pursuant to the Company’s By-laws.

(d) The Company may require any person to whom an Award is granted, or any person to whom an Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(e) The Company may require the holder of an Award to pay to the Company the amount of any taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of an Award. The Company shall have the right to withhold from any Award or any shares of stock issuable pursuant to an Award an amount equal to such taxes. To the extent provided by the terms of a Stock Award or Option Agreement, the person to whom an Award is granted may satisfy any federal, state or local tax withholding obligation relating to the grant, exercise, payment or settlement of an Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Award (up to the employer’s minimum required tax withholding rate); or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company having a value equal to the tax withholding obligations (up to the employer’s minimum required tax withholding rate to the extent the Participant has held the surrendered shares for less than six months).

11. Adjustments upon Changes in Stock.

(a) If any change is made in the stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a), and the outstanding Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Awards. Such adjustments shall be made by the Board the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company”.)

(b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law (a “Company Transaction”): (i) any surviving corporation or a parent of such surviving corporation shall assume any vested or unvested Awards outstanding under the Plan or shall substitute similar Awards for those outstanding under the Plan, or (ii) such Awards shall continue in full force and effect. Except as otherwise provided in the Stock Award or Option Agreement, any such Awards that are assumed or replaced in a connection with a Company Transaction and do not otherwise accelerate at that time shall automatically become fully vested and exercisable with respect to 50% of the unvested portion of the Award (the forfeiture or repurchase provisions to which such Awards may be subject shall lapse to the same extent) in the event that the Employee’s employment or service relationship with the successor company should terminate (i) in connection with the Company Transaction or (ii) subsequently within one year following such Company Transaction, unless such employment or service relationship is terminated by the successor company for Cause or by the Employee voluntarily without Good Reason. In the event any surviving corporation or its parent refuses to assume or continue such Awards, or to substitute similar Awards for those outstanding under the Plan, then, with respect to Awards held by persons then performing services as Employees, Directors or Consultants, the time during which such Awards may be exercised shall be accelerated, the vesting of such Awards shall be accelerated and the Awards terminated if not exercised prior to such event.

“Good Reason” means the occurrence of any of the following events or conditions and the failure of the successor company to cure such event or condition within 30 days after receipt of written notice from the Employee:

(a) a change in the Employee’s status, position or responsibilities (including reporting responsibilities) that, in the Employee’s reasonable judgment, represents a substantial reduction in the status, position or responsibilities as in effect immediately prior thereto; the assignment to the Employee of any duties or responsibilities that, in the Employee’s reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Employee from or failure to reappoint or reelect the Employee to any of such positions, except in connection with the termination of the Employee’s employment for Cause, as a result of his or her disability or death, or by the Employee other than for Good Reason;

(b) a reduction in the Employee’s annual base salary;

(c) the successor company’s requiring the Employee (without the Employee’s consent) to be based at any place outside a 50-mile radius of his or her place of employment prior to a Company Transaction, except for reasonably required travel on the successor company’s business that is not materially greater than such travel requirements prior to the Company Transaction;

(d) the successor company’s failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Employee was participating at the time of a Company Transaction, including, but not limited to, the Plan, or (ii) provide the Employee with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Company Transaction;

(e) any material breach by the successor company of its obligations to the Employee under the Plan or any substantially equivalent plan of the successor company; or

(f) any purported termination of the Employee’s employment or service relationship for Cause by the successor company that is not in accordance with the definition of Cause under the Plan.

“Cause,” unless otherwise defined in an employment or services agreement between the Company and an Employee, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

12. Amendment of the Plan and Awards.

(a) The Board at any time, and from time to time, may amend the Plan.

(b) Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

(c) The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Award was granted and (ii) such person consents in writing.

13. Termination or Suspension of the Plan.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Award was granted.

14. Effective Date of Plan.

The Plan shall become effective on the date adopted by the Board.